FOURTH AMENDMENT

This is the Fourth Amendment to the License Agreement dated October 1, 1999, as amended (“Agreement”) between Metabolix, Inc. (“Metabolix”) and Tepha, Inc. (“Tepha”), effective as of the date of the last signature below (“Fourth Amendment Date”).

In consideration of the premises, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.
In consideration of Metabolix’ assignments, grants of licenses, transfer of production strains and know-how, the amendments to the Agreement reflected in this Amendment and the performance thereof, Tepha shall pay to Metabolix upon execution of this Fourth Amendment a lump sum of $2.0 million on the Fourth Amendment Date.

2.	Section 2.3 of the Agreement is hereby deleted and replaced with the following:

In order to establish a period of exclusivity for TEPHA, METABOLIX hereby agrees that it shall not grant any other license to make, have made, use, lease, sell, offer for sale or import LICENSED PRODUCTS or to utilize LICENSED PROCESSES in the FIELD OF USE and shall not practice under the PATENT RIGHTS for its own purposes in the FIELD OF USE until the expiration of the last to expire of the PATENT RIGHTS; provided, however, MIT has reserved the right to practice under the MIT PATENT RIGHTS for its own noncommercial research purposes.

3.	Section 2.4 of the Agreement is hereby deleted and replaced with the following:

Subject to Article 13 (Confidentiality), METABOLIX grants TEPHA the royalty-free exclusive right and license to use METABOLIX KNOW-HOW and METABOLIX IMPROVEMENTS in connection with its license hereunder to the PATENT RIGHTS in the FIELD OF USE until the expiration of the last to expire of the PATENT RIGHTS; provided, however, after expiration of the last to expire of the PATENT RIGHTS, TEPHA shall retain a perpetual, royalty-free, non-exclusive license to the METABOLIX KNOW-HOW.

4.	The following new Section 2.10 is hereby added to the Agreement:

2.10    INTEGRATED P4HB STRAINS

2.10.1	(a) “INTEGRATED P4HB STRAINS” mean the following two integrated, glucose fed P4HB production strains:
Strain No. 1: MBX4743; and
Strain No. 2: MBX9214.
(b) On the Fourth Amendment Date or within thirty (30) days thereafter, Metabolix shall provide to Tepha qualified master cell banks for the two Metabolix INTEGRATED P4HB STRAINS, along with all now existing protocols for fermentation thereof. Subject to Article 13 (Confidentiality), METABOLIX hereby grants TEPHA the worldwide, perpetual, irrevocable, transferable, royalty-free right and license, with the right to sublicense at any tier, to practice, use and produce the INTEGRATED P4HB STRAINS in the FIELD OF USE and to create derivatives, co-polymers, modifications, improvements and progeny thereof, for use in the FIELD OF USE. Such license shall be exclusive until the expiration of the last to expire of the INTEGRATED P4HB STRAIN PATENT RIGHTS (defined below) and after expiration of the last to expire of the INTEGRATED P4HB STRAIN PATENT RIGHTS, TEPHA shall retain a perpetual, royalty-free, non-exclusive license thereafter.
(c) As soon as practicable after the Fourth Amendment Date, Metabolix shall also transfer to Tepha the Metabolix know-how and trade secrets associated with the practice, production and use of the INTEGRATED P4HB STRAINS described in Appendix 3 (“INTEGRATED P4HB STRAINS KNOW-HOW”). Subject to Article 13 (Confidentiality), METABOLIX hereby grants TEPHA a worldwide, perpetual, irrevocable, transferable, royalty-free right and license, with the right to sublicense at any tier, to the INTEGRATED P4HB STRAINS KNOW-HOW for use in connection with the practice of the INTEGRATED P4HB STRAINS and derivatives, co-polymers, modifications, improvements and progeny thereof in the FIELD OF USE.

2.10.2
“INTEGRATED P4HB PRODUCT” means a product or part thereof that uses, practices, or is made or produced using the INTEGRATED P4HB STRAINS or derivatives, co-polymers, modifications, improvements and progeny thereof. METABOLIX hereby grants to TEPHA the worldwide, exclusive, irrevocable, transferable, royalty-free right and license, with the right to sublicense at any tier, under the patent rights set forth in Appendix 1 to this Fourth Amendment attached hereto (the “INTEGRATED P4HB STRAIN PATENT RIGHTS”) in the FIELD OF USE (a) to make, have made, use, lease, sell, offer for sale and import any INTEGRATED P4HB PRODUCTS which: (i) is covered in whole or in part by an issued, unexpired valid claim or a pending claim contained in the INTEGRATED P4HB STRAIN PATENT RIGHTS in the country in which any such product or part thereof is made, used or sold; or (ii) is manufactured by using a process which is covered in whole or in part by an issued, unexpired valid claim or a pending claim contained in the INTEGRATED P4HB STRAIN PATENT RIGHTS in the country in which such process is used; and (b) to practice in relation to INTEGRATED P4HB STRAINS and derivatives, co-polymers, modifications, improvements and progeny thereof or INTEGRATED P4HB PRODUCTS any process which is covered in whole or in part by an issued, unexpired valid claim or a pending claim contained in the INTEGRATED P4HB STRAIN PATENT RIGHTS in the country in which such process is used or in which the product or part thereof made thereby is made, used or sold. The foregoing license shall remain in effect until the expiration of the last to expire of the INTEGRATED P4HB STRAIN PATENT RIGHTS.

2.10.3
METABOLIX, its affiliates, successors and/or assigns shall not make any claim or institute any legal action asserting any patent rights against TEPHA or its affiliates, sublicensees, partners, customers, end users, vendors, sub-contractors, successors and/or assigns in connection with the practice of the INTEGRATED P4HB STRAIN PATENT RIGHTS and/or the making, having made, using, leasing, offering for sale, sale or importing of INTEGRATED P4HB PRODUCTS and/or the practice, use or production of the INTEGRATED P4HB STRAINS or derivatives, co-polymers, modifications, improvements and progeny thereof in the FIELD OF USE and in accordance with this Amendment.

2.10.4 In order to establish a period of exclusivity for TEPHA, METABOLIX hereby agrees that it shall not grant any other license to practice, use or produce the INTEGRATED P4HB STRAINS or derivatives, co-polymers, modifications, improvement or progeny thereof, or to make, have made, use, lease, sell, offer for sale or import the INTEGRATED P4HB PRODUCTS in the FIELD OF USE and shall not practice, use or produce the INTEGRATED P4HB STRAINS or derivatives, co-polymers, modifications, improvements or progeny thereof or make, have made, use, lease, sell, offer for sale or import the INTEGRATED P4HB PRODUCTS for its own purposes in the FIELD OF USE, in each case, until the expiration of the last to expire of the INTEGRATED P4HB STRAIN PATENT RIGHTS.

5.
Tepha shall provide a final royalty report in accordance with Section 5.2 of the Agreement for the period from April 1, 2016 through July 16, 2016 for NET SALES of LICENSED PRODUCTS and LICENSED PROCESSES falling solely within the MIT PATENT RIGHTS or falling both within the METABOLIX PATENT RIGHTS and the MIT PATENT RIGHTS; provided that no Running Royalties or share of sublicensing revenue or any other amounts shall be due therefor as deemed remitted as part of the lump sum payment in Section 1 of this Fourth Amendment. Sections 4.1.3, 4.1.4, 4.1.5, 5.2 and 5.4 of the Agreement are hereby deleted, and no further royalties shall be payable by or royalty reports due from Tepha under the Agreement. The parties further agree that Sections 3.2 and 3.3 of the License Agreement dated September 9, 2003 between Metabolix and Tepha (the “Metabolix-Tepha License re: Monsanto Rights”) are hereby deleted and no further royalties shall be payable by Tepha thereunder.

6.	Section 6 of the Agreement is hereby deleted and replaced with the following:

6.     ASSIGNMENT AND PATENT PROSECUTION

6.1
Effective on the Fourth Amendment Date, Metabolix hereby assigns to Tepha the METABOLIX PATENT RIGHTS listed on Appendix 1 (“ASSIGNED METABOLIX PATENT RIGHTS”) and all rights of METABOLIX to sue for past, current and future infringements of, or other patent causes of action relating to, the ASSIGNED METABOLIX PATENT RIGHTS, including without limitation the right to license and to collect and receive any damages, royalties, injunctive relief, and/or settlements for such infringements of such ASSIGNED METABOLIX PATENT RIGHTS. Delivery shall be as follows:

(a) On the Fourth Amendment Date or within thirty (30) days thereafter, METABOLIX will deliver to Tepha the duly executed Patent Assignment Agreement attached hereto as Appendix 2 for each of the ASSIGNED METABOLIX PATENT RIGHTS and send, via Federal Express or other reliable overnight delivery service, to TEPHA the executed original of the Patent Assignment Agreement(s).
(b) On or before the Fourth Amendment Date or within thirty (30) days thereafter, METABOLIX shall provide a list to Tepha of the dates on which any fees, annuities and the like will become due during the two (2) month period following the Fourth Amendment Date.

(c) METABOLIX shall be responsible for all invoices, expenses, and fees pending to outside prosecution counsel or agents existing on the Fourth Amendment Date.

(d) On or before the Fourth Amendment Date or within thirty (30) days thereafter, METABOLIX will deliver to Tepha or its legal counsel all of the following that are in METABOLIX’s or its legal counsel’s possession or control: (i) the original agreements assigning ownership of the ASSIGNED METABOLIX PATENT RIGHTS from the inventors and/or prior owners to METABOLIX; (ii) the list of prosecution counsel who prepared or prosecuted the ASSIGNED METABOLIX PATENT RIGHTS or are currently handling the ASSIGNED METABOLIX PATENT RIGHTS; (iii) the redacted version of copies of each license agreement and security agreement relevant to the ASSIGNED METABOLIX PATENT RIGHTS as listed on Appendix E; (iv) an electronic or original copy of the prosecution history files for the ASSIGNED METABOLIX PATENT RIGHTS; (v) the available conception and reduction to practice materials for the ASSIGNED METABOLIX PATENT RIGHTS (collectively the “Initial Deliverables”). METABOLIX acknowledges that Tepha may reasonably request additional documents based on Tepha’s review of the Initial Deliverables (such additional documents and the Initial Deliverables are, collectively, the “Deliverables”).
(e) METABOLIX shall cooperate with Tepha, at Tepha’s expense, with respect to matters concerning the ASSIGNED METABOLIX PATENT RIGHTS. Such cooperation may include without limitation, prompt production of pertinent facts and documents, giving testimony, execution of assignments, petitions, oaths, specifications, declarations or other papers, and other assistance relating to the filing, prosecuting, maintaining, defending and/or enforcing any of the ASSIGNED METABOLIX PATENT RIGHTS.

6.2
From and after the Fourth Amendment Date, TEPHA, at its own expense and in its sole discretion, shall have the right, but not the obligation to file, prosecute and maintain such ASSIGNED METABOLIX PATENT RIGHTS at its own expense.

6.3	Tepha shall have no further obligation to reimburse METABOLIX for any patent expenses or fees whatsoever incurred on or after the Fourth Amendment Date, except as otherwise provided in Section 6.4.

6.4
If Metabolix shall elect not to file, prosecute, or maintain any METABOLIX PATENT RIGHT or INTEGRATED P4HB STRAIN PATENT RIGHT in any country, including omitting to list any countries at the time of election of countries in a PCT or other supranational filing, Metabolix shall so notify Tepha in writing at least thirty (30) days prior to any election, filing, action, payment or the like being due or any other action or inaction in that country or election that would result in loss of patent rights, abandonment, disclaimer, cancellation, admission of invalidity or unenforceability, or withdrawal of any claim of such METABOLIX PATENT RIGHT or INTEGRATED P4HB STRAIN PATENT RIGHT, in which event Tepha shall have the right, but not the obligation, to (a) elect, file, prosecute, or maintain such METABOLIX PATENT RIGHT or INTEGRATED P4HB STRAIN PATENT RIGHT in such country, or (b) require Metabolix, prior to any loss of rights, to assign such METABOLIX PATENT RIGHT or INTEGRATED P4HB STRAIN PATENT RIGHT in such country to Tepha (which patent right will then be deemed automatically added to Appendix 1 of the Fourth Amendment and included within the definition of ASSIGNED METABOLIX PATENT RIGHTS). Payment of all out-of-pocket fees and costs relating to the filing, prosecution, and maintenance of such assigned METABOLIX PATENT RIGHTS or INTEGRATED P4HB STRAIN PATENT RIGHTS shall be the responsibility of METABOLIX until after the date of Tepha’s election to take over responsibility for the filing, prosecution, and maintenance or after execution of Patent Assignment Agreements in the format of Appendix D (as applicable) and thereafter shall be the responsibility of TEPHA in its sole discretion without obligation. If Tepha elects to take over responsibility or have the INTEGRATED P4HB STRAIN PATENT RIGHTS assigned to Tepha, METABOLIX shall on or prior to the date of transfer or assignment comply with the obligations in Section 6.1(a), (b), (c), (d) and (e) as to such METABOLIX PATENT RIGHTS or INTEGRATED P4HB STRAIN PATENT RIGHTS. In the event of any assignment, change of control, merger, reorganization, sale, or other transfer of METABOLIX and/ or the METABOLIX PATENT RIGHTS or INTEGRATED P4HB STRAIN PATENT RIGHTS to a third party, Metabolix shall require the assignee, successor, purchaser or other transferee to agree to be bound by the terms of this Section 6.4 and shall provide a copy of such agreement to Tepha within thirty (30) days after such assignment, change of control, merger, reorganization, sale, or other transfer. After assignment of any METABOLIX PATENT RIGHTS or INTEGRATED P4HB STRAIN PATENT RIGHTS to TEPHA under this Section 6.4, TEPHA, its affiliates, successors and/or assigns shall not make any claim or institute any legal action asserting the METABOLIX PATENT RIGHTS or INTEGRATED P4HB STRAIN PATENT RIGHTS against METABOLIX or its affiliates, sublicensees, partners, customers, end users, vendors, sub-contractors, successors and/or assigns in connection with the practice outside the FIELD OF USE of such METABOLIX PATENT RIGHTS or INTEGRATED P4HB STRAIN PATENT RIGHTS.

7.	Section 14.7 of the Agreement is hereby deleted.

8.	Metabolix represents and warrants as follows:

(i)     Authority. METABOLIX has the authority to enter into this Agreement and to carry out its obligations hereunder.

(ii)    Title and Contest. METABOLIX owns all right, title and interest and has good and marketable title to the INTEGRATED P4HB STRAINS. METABOLIX owns all right, title and interest and has good and marketable title to the ASSIGNED METABOLIX PATENT RIGHTS and INTEGRATED P4HB STRAIN PATENT RIGHTS, including without limitation all rights, title, and interest to sue for infringement thereof, and all inventors are named on the patent applications and patents and have assigned all rights to METABOLIX. METABOLIX has not received notice of any infringement or any other actions, suits, investigations, claims or proceedings threatened, pending or in progress relating in any way to the ASSIGNED METABOLIX PATENT RIGHTS, INTEGRATED P4HB STRAINS or INTEGRATED P4HB STRAIN PATENT RIGHTS. There are no existing contracts, agreements, options, commitments, or rights with, to, or in any person to acquire any of the ASSIGNED METABOLIX PATENT RIGHTS, INTEGRATED P4HB STRAINS or INTEGRATED P4HB STRAIN PATENT RIGHTS.

(iii)    Encumbrances. The INTEGRATED P4HB STRAIN PATENT RIGHTS are, and the ASSIGNED METABOLIX PATENT RIGHTS and INTEGRATED P4HB STRAINS will be, upon assignment and transfer, free of any security interest, mortgage, lien, encumbrance or licenses in the FIELD OF USE (including, without limitation, covenants not to sue, government grants, or any other restriction on the rights) except for those listed in Appendix 1 (if any).

(iv)    Patent Office Proceedings. None of the ASSIGNED METABOLIX PATENT RIGHTS or INTEGRATED P4HB STRAIN PATENT RIGHTS have been or are currently involved in any reexamination, reissue, interference proceeding, or any similar proceeding and, to the knowledge of METABOLIX, that no such proceedings are pending or threatened. All file history of the ASSIGNED METABOLIX PATENT RIGHTS or INTEGRATED P4HB STRAIN PATENT RIGHTS will be disclosed by METABOLIX or its patent attorney to Tepha within thirty (30) days after the Fourth Amendment Date.

(v)    Fees. All maintenance fees, annuities, and the like due on the ASSIGNED METABOLIX PATENT RIGHTS have been timely paid through the date of the applicable Patent Assignment Agreement.

(vi)    Validity and Enforceability. The ASSIGNED METABOLIX PATENT RIGHTS have never been found invalid or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding. METABOLIX agrees not to challenge or assist any third party in the challenge of the validity or enforceability of the ASSIGNED METABOLIX PATENT RIGHTS or INTEGRATED P4HB STRAIN PATENT RIGHTS.

9.
Except as expressly amended hereby, all provisions of the Agreement and the Metabolix-Tepha License re: Monsanto Rights shall remain in full force and effect; provided however, that nothing contained herein shall be deemed to amend the Letter Agreement dated December 17, 2010 among Tepha, Metabolix and Bard Shannon Limited. All of the Appendices to this Fourth Amendment are attached hereto and incorporated herein and in the Agreement.

10.
This Fourth Amendment may be executed in counterparts, each of which shall be deemed an original with all such counterparts together constituting one instrument. A signature transmitted via facsimile or electronic means shall be deemed to be and shall be as effective as an original signature upon confirmation of transmission.

IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be executed by their duly authorized representatives.

METABOLIX, INC.                    TEPHA, INC.

By: /s/ Joseph Shaulson                    By: /s/ Andrew Joiner
Name: Joseph Shaulson                    Name: Andrew Joiner
Title: President & CEO                    Title: President & CEO

Date: 5/17/2016                        Date: 5/17/16